Execution Version DEAL CUSIP: 49167LAJ8 FACILITY CUSIP: 49167LAK5 $300,000,000 TERM LOAN CREDIT AGREEMENT dated as of July 29, 2022 among KENTUCKY UTILITIES COMPANY, as the Borrower, THE LENDERS FROM TIME TO TIME PARTY HERETO and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Sole Lead Arranger and Sole Bookrunner PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent TRUIST BANK, as Senior Managing Agent Exhibit 10.2

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1
Section 1.01	Definitions	1
Section 1.02	Divisions	17
Section 1.03	Rates	17
ARTICLE II	THE CREDITS	17
Section 2.01	Commitments to Lend	17
Section 2.02	[Reserved]	18
Section 2.03	Notice of Borrowings	18
Section 2.04	Notice to Lenders; Funding of Loans	18
Section 2.05	Noteless Agreement; Evidence of Indebtedness	19
Section 2.06	Interest Rates	19
Section 2.07	[Reserved]	21
Section 2.08	Adjustments of Commitments	21
Section 2.09	Maturity of Loans	22
Section 2.10	Optional Prepayments and Repayments	22
Section 2.11	General Provisions as to Payments	22
Section 2.12	Funding Losses	22
Section 2.13	Computation of Interest and Fees	23
Section 2.14	Availability of Types of Borrowings; Adequacy of Interest Rate; Benchmark Replacement	23
Section 2.15	Illegality	25
Section 2.16	Increased Cost and Reduced Return	25
Section 2.17	Taxes	26
Section 2.18	Base Rate Loans Substituted for Affected Term SOFR Rate Loans	29
ARTICLE III	[RESERVED]	29
ARTICLE IV	CONDITIONS	29
Section 4.01	Conditions to Closing	29
Section 4.02	Conditions to All Loans	31
ARTICLE V	REPRESENTATIONS AND WARRANTIES	31
Section 5.01	Status	31
Section 5.02	Authority; No Conflict	31
Section 5.03	Legality; Etc	31
Section 5.04	Financial Condition	32

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TABLE OF CONTENTS (continued) Page ii Section 5.05 Litigation ...................................................................................................... 32 Section 5.06 No Violation ................................................................................................. 32 Section 5.07 ERISA .......................................................................................................... 32 Section 5.08 Governmental Approvals ............................................................................. 32 Section 5.09 Investment Company Act ............................................................................. 33 Section 5.10 Tax Returns and Payments ........................................................................... 33 Section 5.11 Compliance with Laws ................................................................................. 33 Section 5.12 No Default .................................................................................................... 33 Section 5.13 Environmental Matters ................................................................................. 33 Section 5.14 OFAC ........................................................................................................... 34 Section 5.15 Anti-Corruption ............................................................................................ 34 ARTICLE VI COVENANTS .............................................................................................................. 34 Section 6.01 Information ................................................................................................... 34 Section 6.02 Maintenance of Property; Insurance ............................................................. 36 Section 6.03 Conduct of Business and Maintenance of Existence .................................... 37 Section 6.04 Compliance with Laws, Etc.......................................................................... 37 Section 6.05 Books and Records ....................................................................................... 37 Section 6.06 Use of Proceeds ............................................................................................ 37 Section 6.07 Merger or Consolidation .............................................................................. 37 Section 6.08 Asset Sales.................................................................................................... 38 Section 6.09 Consolidated Debt to Consolidated Capitalization Ratio ............................. 38 ARTICLE VII DEFAULTS .................................................................................................................. 38 Section 7.01 Events of Default .......................................................................................... 38 ARTICLE VIII THE AGENTS .............................................................................................................. 40 Section 8.01 Appointment and Authorization ................................................................... 40 Section 8.02 Individual Capacity ...................................................................................... 40 Section 8.03 Delegation of Duties ..................................................................................... 40 Section 8.04 Reliance by the Administrative Agent ......................................................... 40 Section 8.05 Notice of Default .......................................................................................... 41 Section 8.06 Non-Reliance on the Agents and Other Lenders .......................................... 41 Section 8.07 Exculpatory Provisions ................................................................................ 41 Section 8.08 Indemnification ............................................................................................ 42

TABLE OF CONTENTS (continued) Page iii Section 8.09 Resignation; Successors ............................................................................... 42 Section 8.10 [Reserved] .................................................................................................... 42 Section 8.11 Erroneous Payments ..................................................................................... 42 ARTICLE IX MISCELLANEOUS ..................................................................................................... 44 Section 9.01 Notices .......................................................................................................... 44 Section 9.02 No Waivers; Non-Exclusive Remedies ........................................................ 46 Section 9.03 Expenses; Indemnification ........................................................................... 46 Section 9.04 Sharing of Set-Offs ....................................................................................... 47 Section 9.05 Amendments and Waivers............................................................................ 47 Section 9.06 Successors and Assigns ................................................................................ 48 Section 9.07 Governing Law; Submission to Jurisdiction ................................................ 50 Section 9.08 Counterparts; Integration; Effectiveness ...................................................... 50 Section 9.09 Generally Accepted Accounting Principles ................................................. 51 Section 9.10 Usage ............................................................................................................ 51 Section 9.11 WAIVER OF JURY TRIAL ........................................................................ 52 Section 9.12 Confidentiality .............................................................................................. 52 Section 9.13 USA PATRIOT Act Notice .......................................................................... 52 Section 9.14 No Fiduciary Duty ........................................................................................ 53 Section 9.15 Acknowledgment and Consent to Bail-in of Affected Financial Institutions .................................................................................................... 53 Section 9.16 Survival ........................................................................................................ 53 Section 9.17 [Reserved] .................................................................................................... 54 Section 9.18 Interest Rate Limitation ................................................................................ 54 Section 9.19 Severability................................................................................................... 54 Section 9.20 Headings ....................................................................................................... 54 Section 9.21 Acknowledgement Regarding Any Supported QFCs................................... 54

iv Appendices: Appendix A - Commitments Exhibits: Exhibit A-1 - Form of Notice of Borrowing Exhibit A-2 - Form of Notice of Conversion/Continuation Exhibit B - Form of Note Exhibit C - Form of Assignment and Assumption Agreement Exhibit D - Forms of Opinion of Counsel for the Borrower

TERM LOAN CREDIT AGREEMENT (this “Agreement”) dated as of July 29, 2022 is entered into among KENTUCKY UTILITIES COMPANY, a Kentucky corporation and a Virginia corporation (the “Borrower”), the LENDERS party hereto from time to time and U.S. BANK NATIONAL ASSOCIATION, as the Administrative Agent. The parties hereto agree as follows: RECITALS The Borrower has requested, and the Administrative Agent and the Lenders have agreed, on the terms and conditions set forth herein, to provide a term loan credit facility in an aggregate principal amount of $300,000,000; In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. All capitalized terms used in this Agreement or in any Appendix, Schedule or Exhibit hereto which are not otherwise defined herein or therein shall have the respective meanings set forth below. “Adjusted Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Term SOFR Screen Rate applicable to such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Agent” means U.S. Bank National Association, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successor or successors in such capacity. “Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of stock or its equivalent, by contract or otherwise. In no event shall any Agent or any Lender be deemed to be an Affiliate of the Borrower or any of its Subsidiaries. “Agent” means the Administrative Agent, the Syndication Agent, the Lead Arranger and the Senior Managing Agent. “Agreement” has the meaning set forth in the introductory paragraph hereto, as this Agreement may be amended, restated, supplemented or modified from time to time.

2 “Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Base Rate Lending Office and (ii) in the case of its Term SOFR Rate Loans, its Term SOFR Rate Lending Office. “Applicable Percentage” means (i) with respect to Term SOFR Rate Loans, 0.80% per annum and (ii) with respect to any Base Rate Loans, 0.00% per annum. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Asset Sale” means any sale of any assets, including by way of the sale by the Borrower or any of its Subsidiaries of equity interests in such Subsidiaries. “Assignee” has the meaning set forth in Section 9.06(c). “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement, substantially in the form of attached Exhibit C, under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 9.06(c). “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any successor statute. “Base Rate” means for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day and (iii) the Adjusted Term SOFR Rate for a one month Interest Period on such day (or if such day is not a Business Day or if the Adjusted Term SOFR Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted Term SOFR Rate, respectively. “Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

3 “Base Rate Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Base Rate Lending Office by notice to the Borrower and the Administrative Agent. “Base Rate Loan” means a Loan in respect of which interest is computed on the basis of the Base Rate. “Benchmark” means, initially, in the case of Term SOFR Borrowings, the Term SOFR Screen Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.14(b)(i), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 2.14(b)(i). “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with a Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Borrowing”, the definition of “Term SOFR Borrowing,” the definition of “Base Rate,” the definition of “Business Day,” the definition of “Term SOFR Rate Loan”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

4 “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; and (3) in the case of an Early Opt-in Election, the Business Day specified by the Administrative Agent in the notice of the Early Opt-in Election provided to the Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

5 For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.14(b), and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.14(b). “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Board” means the Board of Governors of the Federal Reserve System. “Borrower” has the meaning set forth in the introductory paragraph hereto. “Borrower’s Rating” means the senior secured long-term debt rating of the Borrower from S&P or Moody’s. “Borrowing” means a group of Loans of a single Type made by the Lenders on a single date and, in the case of a Term SOFR Borrowing, having a single Interest Period. “Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, when used in connection with SOFR or the Term SOFR Screen Rate, the term “Business Day” also excludes any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Capital Lease” means any lease of property which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet. “Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP. “Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding shares of voting stock of PPL Corporation or its successors or (ii) the failure at any time of PPL Corporation or its successors to own, directly or indirectly, 80% or more of the outstanding shares of the Voting Stock in the Borrower. “Commitment” means, with respect to any Lender, the commitment of such Lender to make Loans under this Agreement as set forth in Appendix A. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits or similar Taxes.

6 “Consolidated Capitalization” means the sum of, without duplication, (A) the Consolidated Debt (without giving effect to clause (b) of the definition of “Consolidated Debt”) and (B) the consolidated shareowners’ equity (determined in accordance with GAAP) of the common, preference and preferred shareowners of the Borrower and minority interests recorded on the Borrower’s consolidated financial statements (excluding from shareowners’ equity (i) the effect of all unrealized gains and losses reported under Financial Accounting Standards Board Accounting Standards Codification Topic 815 in connection with (x) forward contracts, futures contracts, options contracts or other derivatives or hedging agreements for the future delivery of electricity, capacity, fuel or other commodities and (y) Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (ii) the balance of accumulated other comprehensive income/loss of the Borrower on any date of determination solely with respect to the effect of any pension and other post-retirement benefit liability adjustment recorded in accordance with GAAP), except that for purposes of calculating Consolidated Capitalization of the Borrower, Consolidated Debt of the Borrower shall exclude Non- Recourse Debt and Consolidated Capitalization of the Borrower shall exclude that portion of shareowners’ equity attributable to assets securing Non-Recourse Debt. “Consolidated Debt” means the consolidated Debt of the Borrower and its Consolidated Subsidiaries (determined in accordance with GAAP), except that for purposes of this definition (a) Consolidated Debt shall exclude Non-Recourse Debt of the Borrower and its Consolidated Subsidiaries, and (b) Consolidated Debt shall exclude (i) Hybrid Securities of the Borrower and its Consolidated Subsidiaries in an aggregate amount as shall not exceed 15% of Consolidated Capitalization and (ii) Equity- Linked Securities in an aggregate amount as shall not exceed 15% of Consolidated Capitalization. “Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP. “Continuing Lender” means with respect to any event described in Section 2.08(b), a Lender which is not a Retiring Lender, and “Continuing Lenders” means any two or more of such Continuing Lenders. “Corporation” means a corporation, association, company, joint stock company, limited liability company, partnership or business trust. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Debt” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Guarantees by such Person of Debt of others, (iv) all Capital Lease Obligations and Synthetic Leases of such Person, (v) all obligations of such Person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof), but only to the extent that such net obligations exceed $75,000,000 in the aggregate and (vi) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances; provided, however, that “Debt” of such Person does not include (a) obligations of such Person under any installment sale, conditional sale or title retention agreement or any other agreement relating to obligations for the deferred purchase price of property or services, (b) obligations under agreements relating to the purchase and sale of any commodity, including any power sale or purchase agreements, any commodity hedge or derivative (regardless of whether any such transaction is a “financial” or physical transaction),

7 (c) any trade obligations or other obligations of such Person incurred in the ordinary course of business or (d) obligations of such Person under any lease agreement (including any lease intended as security) that is not a Capital Lease or a Synthetic Lease. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means at any time any Lender with respect to which a Lender Default is in effect at such time, including any Lender subject to a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more clauses of the definition of “Lender Default” shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to cure as expressly contemplated in the definition of “Lender Default”) upon delivery of written notice of such determination to the Borrower and each Lender. “Determination Date” has the meaning provided in the definition of Term SOFR Screen Rate. “Dollars” and the sign “$” means lawful money of the United States of America. “Early Opt-in Election” means, if the then-current Benchmark is the Term SOFR Screen Rate, the joint election by the Administrative Agent and the Borrower to trigger a fallback from such Benchmark to the Benchmark Replacement, and a notification by the Administrative Agent to each of the other parties hereto of such election and the proposed Benchmark Replacement. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the Administrative Agent determines that the conditions specified in or pursuant to Section 4.01 have been satisfied. “Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006. “Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

8 “Eligible Assignee” means (i) a Lender; (ii) a commercial bank organized under the laws of the United States and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country and having a combined capital and surplus of at least $100,000,000; provided, that such bank is acting through a branch or agency located and licensed in the United States; (iv) an Affiliate of a Lender that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) or (v) an Approved Fund; provided, that, in each case (a) upon and following the occurrence of an Event of Default, an Eligible Assignee shall mean any Person other than the Borrower or any of its Affiliates and (b) notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of its Affiliates. “Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or other written governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes. “Environmental Liabilities” means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower or any of its Subsidiaries which arise under Environmental Laws or relate to Hazardous Substances. “Equity-Linked Securities” means any securities of the Borrower or any of its Subsidiaries which are convertible into, or exchangeable for, equity securities of the Borrower, such Subsidiary or PPL Corporation, including any securities issued by any of such Persons which are pledged to secure any obligation of any holder to purchase equity securities of the Borrower, any of its Subsidiaries or PPL Corporation. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. “ERISA Group” means the Borrower and all corporations and all trades or businesses (whether or not incorporated) which, together with the Borrower, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” has the meaning set forth in Section 7.01. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

9 “Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the nearest 1/100th of 1%) charged by U.S. Bank National Association on such day on such transactions as determined by the Administrative Agent; provided, further, that if any such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “FERC” means the Federal Energy Regulatory Commission. “Floor” means a rate of interest equal to 0.00%. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities. “GAAP” means United States generally accepted accounting principles applied on a consistent basis. “Governmental Authority” means any federal, state or local government, authority, agency, central bank, quasi-governmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law. “Group of Loans” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Term SOFR Rate Loans of the same Type having the same Interest Period at such time; provided, that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Sections 2.15 or 2.18, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made. “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Debt, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. “Hazardous Substances” means any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics. “Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years issued by the Borrower, or any business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly Owned Subsidiaries)

10 at all times by the Borrower or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or a Subsidiary of the Borrower, as the case may be, and (B) payments made from time to time on the subordinated debt. “Indemnified Taxes” has the meaning set forth in Section 2.17(a). “Indemnitee” has the meaning set forth in Section 9.03(b). “Interest Period” means with respect to each Term SOFR Rate Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Conversion/Continuation and ending one, three or six months thereafter, as the Borrower may elect in the applicable notice; provided, that: (i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; (iii) no Interest Period shall end after the Maturity Date; and (iv) no tenor that has been removed from this definition pursuant to Section 2.14(b)(iv) (and not subsequently reinstated) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation. “Interest Rate Protection Agreements” means any agreement providing for an interest rate swap, cap or collar, or any other financial agreement designed to protect against fluctuations in interest rates. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute. “KPSC” means the Kentucky Public Service Commission. “Lead Arranger” means U.S. Bank National Association, in its capacity as the sole lead arranger and sole bookrunner in respect of this Agreement. “Lender” means each bank or other lending institution listed in Appendix A as having a Commitment, each Eligible Assignee that becomes a Lender pursuant to Section 9.06(c) and their respective successors. “Lender Default” means (i) the failure (which has not been cured) of any Lender to (a) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (b) pay to the Administrative Agent or any other Lender any other amount

11 required to be paid by it hereunder within two Business Days of the date when due, or (ii) a Lender having notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (iii) the failure, within three Business Days after written request by the Administrative Agent or the Borrower, of a Lender to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that a Lender Default in effect pursuant to this clause (iii) shall be cured upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (iv) a Lender has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, or (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (v) the Lender becomes the subject of a Bail-in Action; provided that a Lender Default shall not exist solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance intended to confer or having the effect of conferring upon a creditor a preferential interest. “Loan” means a Base Rate Loan or a Term SOFR Rate Loan, and “Loans” means any combination of the foregoing. “Loan Documents” means this Agreement and the Notes. “Margin Stock” means “margin stock” as such term is defined in Regulation U. “Material Adverse Effect” means (i) any material adverse effect upon the business, assets, financial condition or operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Notes or the other Loan Documents or (iii) a material adverse effect on the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents. “Material Debt” means Debt (other than the Notes) of the Borrower in a principal or face amount exceeding $50,000,000. “Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000. For the avoidance of doubt, where any two or more Plans, which individually do not have Unfunded Liabilities in excess of $50,000,000, but collectively have aggregate Unfunded Liabilities in excess of $50,000,000, all references to Material Plan shall be deemed to apply to such Plans as a group. “Maturity Date” means July 29, 2024 or if such date is not a Business Day, the immediately preceding Business Day.

12 “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select. “Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions. “New Lender” means with respect to any event described in Section 2.08(b), an Eligible Assignee which becomes a Lender hereunder as a result of such event, and “New Lenders” means any two or more of such New Lenders. “Non-Defaulting Lender” means each Lender other than a Defaulting Lender, and “Non-Defaulting Lenders” means any two or more of such Lenders. “Non-Recourse Debt” means Debt that is nonrecourse to the Borrower or any asset of the Borrower. “Non-U.S. Lender” has the meaning set forth in Section 2.17(e). “Note” means a promissory note, substantially in the form of Exhibit B hereto, issued at the request of a Lender evidencing the obligation of the Borrower to repay outstanding Loans. “Notice of Borrowing” has the meaning set forth in Section 2.03. “Notice of Conversion/Continuation” has the meaning set forth in Section 2.06(d)(ii). “NYFRB” means the Federal Reserve Bank of New York. “Obligations” means: (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan, fees payable or any Note issued pursuant to, this Agreement or any other Loan Document; (ii) all other amounts now or hereafter payable by the Borrower and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower pursuant to this Agreement or any other Loan Document; (iii) all expenses of the Agents as to which such Agents have a right to reimbursement under Section 9.03(a) hereof or under any other similar provision of any other Loan Document; (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 9.03 hereof or under any other similar provision of any other Loan Document; and

13 (v) in the case of each of clauses (i) through (iv) above, together with all renewals, modifications, consolidations or extensions thereof. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Other Connection Taxes” means, with respect to any Agent or Lender, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” has the meaning set forth in Section 2.17(b). “Outstandings” means at any time, with respect to any Lender, the sum of the aggregate principal amount of such Lender’s outstanding Loans. “Participant” has the meaning set forth in Section 9.06(b). “Participant Register” has the meaning set forth in Section 9.06(b). “Patriot Act” has the meaning set forth in Section 9.13. “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA. “Permitted Business” with respect to any Person means a business that is the same or similar to the business of the Borrower or any Subsidiary as of the Effective Date, or any business reasonably related thereto. “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. “Plan” means at any time an employee pension benefit plan (including a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group. “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes. “Public Reporting Company” means a company subject to the periodic reporting requirements of the Securities and Exchange Act of 1934. “Quarterly Date” means the last Business Day of each of March, June, September and December. “Rating Agency” means S&P or Moody’s, and “Rating Agencies” means both of them.

14 “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR, 10:00 a.m. (Central time) on the day that is two Business Days before the date of such setting, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning set forth in Section 9.06(e). “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation. “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation. “Relevant Governmental Body” means the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto. “Replacement Date” has the meaning set forth in Section 2.08(b). “Replacement Lender” has the meaning set forth in Section 2.08(b). “Required Lenders” means at any time Non-Defaulting Lenders having at least 51% of the aggregate amount of the Outstandings of all Non-Defaulting Lenders. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person “Retiring Lender” means a Lender that ceases to be a Lender hereunder pursuant to the operation of Section 2.08(b). “S&P” means Standard & Poor’s Ratings Group, a division of S&P Global Inc. and any successor thereto or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select. “Sanctioned Country” means a country, region or territory that is the subject of comprehensive territorial Sanctions (at the time of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are, (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country. “Sanctions” means sanctions administered or enforced by OFAC, the U.S. State Department, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or any other applicable sanctions authority.

15 “Screen” has the meaning provided in the definition of Term SOFR Screen Rate. “SEC” means the Securities and Exchange Commission. “Senior Managing Agent” means Truist Bank, in its capacity as a senior managing agent in respect of this Agreement. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Subsidiary” means any Corporation, a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Borrower or one or more other Subsidiaries of the Borrower. “Syndication Agent” means PNC Bank, National Association, in its capacity as a syndication agent in respect of this Agreement. “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. “Taxes” means all present or future taxes, levies, imposts, duties, withholdings (including backup withholding), assessments or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. “Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR). “Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme- group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time. “Term SOFR Borrowing” means a Borrowing consisting of Term SOFR Rate Loans. “Term SOFR Rate Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Term SOFR Rate Lending Office by notice to the Borrower and the Administrative Agent. “Term SOFR Rate Loan” means a Loan which bears interest by reference to the Adjusted Term SOFR Rate other than pursuant to clause (iii) of the definition of Base Rate.

16 “Term SOFR Screen Rate” means, for the relevant Interest Period, the Term SOFR rate for the applicable tenor comparable to the Interest Period quoted by the Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Agent from time to time) (the “Screen”), which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York City time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date. “Type”, when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment, if any. “Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA. “United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions. “Voting Stock” means stock (or other interests) of a Corporation having ordinary voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. “VSCC” means the Virginia State Corporation Commission. “Wholly Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the Voting Stock of which (except directors’ qualifying shares) is at the time directly or indirectly owned by such Person. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers

17 of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Divisions. For all purposes under the Loan Documents, pursuant to any statutory division or plan of division under Delaware law, including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under a different state’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of one or more different Persons, then such asset, right, obligation or liability shall be deemed to have been transferred from the original Person to the subsequent Person(s) on the date such division becomes effective, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests on the date such division becomes effective. Section 1.03 Rates. The interest rate on Term SOFR Rate Loans is determined by reference to the Term SOFR Screen Rate, which is derived from Term SOFR. Section 2.14(b) provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 2.14(b), and (b) modifying this Agreement to give effect to such alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Screen Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.14 (b), will have the same value as, or be economically equivalent to, Term SOFR. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR, the Term SOFR Screen Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Screen Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II THE CREDITS Section 2.01 Commitments to Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans denominated in Dollars to the Borrower pursuant to this Section 2.01 on the Effective Date in an aggregate amount not to exceed such Lender’s Commitment. Each Borrowing shall be in an aggregate principal amount of $10,000,000 or any larger integral multiple of $1,000,000 and shall be made from the several Lenders ratably in proportion to their respective Commitments. Each Lender’s Commitment shall expire upon the making of the Loans on the Effective Date. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

18 Section 2.02 [Reserved]. Section 2.03 Notice of Borrowings. The Borrower shall give the Administrative Agent notice substantially in the form of Exhibit A-1 hereto (a “Notice of Borrowing”) not later than (a) 11:30 A.M. (New York City time) on the date of each Base Rate Borrowing and (b) 12:00 Noon (New York City time) on the third Business Day before each Term SOFR Borrowing, specifying: (i) the date of such Borrowing, which shall be a Business Day; (ii) the aggregate amount of such Borrowing; (iii) the initial Type of the Loans comprising such Borrowing; (iv) in the case of a Term SOFR Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period. Notwithstanding the foregoing, no more than six (6) Groups of Term SOFR Rate Loans shall be outstanding at any one time, and any Loans which would exceed such limitation shall be made as Base Rate Loans. Section 2.04 Notice to Lenders; Funding of Loans. (a) Notice to Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share (if any) of the Borrowing referred to in the Notice of Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower. (b) Funding of Loans. Not later than (a) 1:00 P.M. (New York City time) on the date of each Base Rate Borrowing and (b) 12:00 Noon (New York City time) on the date of each Term SOFR Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent shall apply any funds so received in respect of a Borrowing available to the Borrower at the Administrative Agent’s address not later than (a) 3:00 P.M. (New York City time) on the date of each Base Rate Borrowing and (b) 2:00 P.M. (New York City time) on the date of each Term SOFR Borrowing. (c) Funding By the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (except in the case of a Base Rate Borrowing, in which case prior to the time of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06, in the case of the Borrower, and (ii) the Federal Funds Rate, in the case of such Lender. Any payment by the Borrower hereunder shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of a Borrowing available to the Administrative Agent. If such Lender shall repay to the Administrative Agent such

19 corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement. (d) Obligations of Lenders Several. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing. Section 2.05 Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. (d) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.06(c)) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06(c), except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above. Section 2.06 Interest Rates. (a) Interest Rate Options. The Loans shall, at the option of the Borrower and except as otherwise provided herein, be incurred and maintained as, or converted into, one or more Base Rate Loans or Term SOFR Rate Loans. (b) Base Rate Loans. Each Loan which is made as, or converted into, a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Percentage for Base Rate Loans for such day. Such interest shall, in each case, be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Term SOFR Rate Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

20 (c) Term SOFR Rate Loans. Each Term SOFR Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Percentage for Term SOFR Rate Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Term SOFR Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the sum of (A) the Adjusted Term SOFR Rate applicable to such Loan at the date such payment was due plus (B) the Applicable Percentage for Term SOFR Rate Loans for such day (or, if the circumstance described in Section 2.14 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day). (d) Method of Electing Interest Rates. (i) Subject to Section 2.06(a), the Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, with respect to each Group of Loans, the Borrower shall have the option (A) to convert all or any part of (x) so long as no Default is in existence on the date of conversion, outstanding Base Rate Loans to Term SOFR Rate Loans and (y) outstanding Term SOFR Rate Loans to Base Rate Loans; provided, in each case, that the amount so converted shall be equal to $10,000,000 or any larger integral multiple of $1,000,000, or (B) upon the expiration of any Interest Period applicable to outstanding Term SOFR Rate Loans, so long as no Default is in existence on the date of continuation, to continue all or any portion of such Loans, equal to $10,000,000 and any larger integral multiple of $1,000,000 in excess of that amount as Term SOFR Rate Loans. The Interest Period of any Base Rate Loan converted to a Term SOFR Rate Loan pursuant to clause (A) above shall commence on the date of such conversion. The succeeding Interest Period of any Term SOFR Rate Loan continued pursuant to clause (B) above shall commence on the last day of the Interest Period of the Loan so continued. Term SOFR Rate Loans may only be converted on the last day of the then current Interest Period applicable thereto or on the date required pursuant to Section 2.18. (ii) The Borrower shall deliver a written notice of each such conversion or continuation (a “Notice of Conversion/Continuation”) to the Administrative Agent no later than (A) 12:00 Noon (New York City time) at least three (3) Business Days before the effective date of the proposed conversion to, or continuation of, a Term SOFR Rate Loan and (B) 11:30 A.M. (New York City time) on the day of a conversion to a Base Rate Loan. A written Notice of Conversion/Continuation shall be substantially in the form of Exhibit A-2 attached hereto and shall specify: (A) the Group of Loans (or portion thereof) currently outstanding to which such notice applies, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) the aggregate amount of the Loans being converted/continued, (D) an election between the Base Rate and the Adjusted Term SOFR Rate and (E) in the case of a conversion to, or a continuation of, Term SOFR Rate Loans, the requested Interest Period. Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent shall give each Lender prompt notice of the contents thereof and such Lender’s pro rata share of all conversions and continuations requested therein. If no timely Notice of Conversion/Continuation is delivered by the Borrower as to any Term SOFR Rate Loan, and such Loan is not repaid by the Borrower at the end of the applicable Interest Period, such Loan shall be converted automatically to a Base Rate Loan on the last day of the then applicable Interest Period. (e) Determination and Notice of Interest Rates. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination

21 thereof shall be conclusive in the absence of manifest error. Any notice with respect to Term SOFR Rate Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to adjustments in the Applicable Percentage applicable to such Loans after the beginning of the Interest Period applicable thereto. When during an Interest Period any event occurs that causes an adjustment in the Applicable Percentage applicable to Loans to which such Interest Period is applicable, the Administrative Agent shall give prompt notice to the Borrower and the Lenders of such event and the adjusted rate of interest so determined for such Loans, and its determination thereof shall be conclusive in the absence of manifest error. Section 2.07 [Reserved]. Section 2.08 Adjustments of Commitments. (a) Reserved. (b) Replacement of Lenders. If (i) any Lender has demanded compensation or indemnification pursuant to Sections 2.14, 2.15, 2.16 or 2.17, (ii) the obligation of any Lender to make Term SOFR Rate Loans has been suspended pursuant to Section 2.15 or (iii) any Lender is a Defaulting Lender (each such Lender described in clauses (i), (ii) or (iii) being a “Retiring Lender”), the Borrower shall have the right, if no Default then exists, to replace such Lender with one or more Eligible Assignees (which may be one or more of the Continuing Lenders) (each a “Replacement Lender” and, collectively, the “Replacement Lenders”) reasonably acceptable to the Administrative Agent. The replacement of a Retiring Lender pursuant to this Section 2.08(b) shall be effective on the tenth Business Day (the “Replacement Date”) following the date of notice given by the Borrower of such replacement to the Retiring Lender and each Continuing Lender through the Administrative Agent, subject to the satisfaction of the following conditions: (i) the Replacement Lender shall have satisfied the conditions to assignment and assumption set forth in Section 9.06(c) (with all fees payable pursuant to Section 9.06(c) to be paid by the Borrower) and, in connection therewith, the Replacement Lender(s) shall pay to the Retiring Lender an amount equal in the aggregate to the sum of the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Retiring Lender; and (ii) the Borrower shall have paid to the Administrative Agent for the account of the Retiring Lender an amount equal to all obligations owing to the Retiring Lender by the Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of the Borrower referred to in clause (i) above). On the Replacement Date, each Replacement Lender that is a New Lender shall become a Lender hereunder, and the Retiring Lender shall cease to constitute a Lender hereunder; provided, that the provisions of Sections 2.12, 2.16, 2.17 and 9.03 of this Agreement shall continue to inure to the benefit of a Retiring Lender with respect to any Loans made or any other actions taken by such Retiring Lender while it was a Lender. Upon payment by the Borrower to the Administrative Agent for the account of the Retiring Lender of an amount equal to the sum of (i) the aggregate principal amount of all Loans owed to the Retiring Lender and (ii) all accrued interest, fees and other amounts owing to the Retiring Lender hereunder, including, without limitation, all amounts payable by the Borrower to the Retiring Lender under Sections 2.12, 2.16, 2.17 or 9.03, such Retiring Lender shall cease to constitute a Lender hereunder; provided, that the provisions of Sections 2.12, 2.16, 2.17 and 9.03 of this Agreement shall inure to the benefit of a Retiring Lender with respect to any Loans made or any other actions taken by such Retiring Lender while it was a Lender.

22 Section 2.09 Maturity of Loans. The Loans shall mature on the Maturity Date and the Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders on the Maturity Date, the aggregate principal amount of all Loans made to the Borrower outstanding on such date (together with accrued interest thereon and fees in respect thereof and all other amounts owed with respect to the Obligations hereunder). Section 2.10 Optional Prepayments and Repayments. (a) Prepayments of Loans. Subject to Section 2.12, the Borrower may (i) upon at least one (1) Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing or (ii) upon at least three (3) Business Days’ notice to the Administrative Agent, prepay any Term SOFR Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing. (b) Notice to Lenders. Upon receipt of a notice of prepayment pursuant to Section 2.10(a), the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower. Section 2.11 General Provisions as to Payments. (a) Payments by the Borrower. The Borrower shall make each payment of principal of and interest on the Loans and fees hereunder not later than 12:00 Noon (New York City time) on the date when due, without set-off, counterclaim or other deduction, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of or interest on the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of or interest on the Term SOFR Rate Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. (b) Distributions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate. Section 2.12 Funding Losses. If the Borrower makes any payment of principal with respect to any Term SOFR Rate Loan pursuant to the terms and provisions of this Agreement (any conversion of a Term SOFR Rate Loan to a Base Rate Loan pursuant to Section 2.18 being treated as a payment of such Term SOFR Rate Loan on the date of conversion for purposes of this Section 2.12) on any day other than

23 the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Borrower fails to borrow, convert or prepay any Term SOFR Rate Loan after notice has been given in accordance with the provisions of this Agreement, or in the event of payment in respect of any Term SOFR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.08(b), the Borrower shall reimburse each Lender within fifteen (15) days after demand for any resulting loss or expense incurred by it (and by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided, that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Section 2.13 Computation of Interest and Fees. Interest on Loans based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed. All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Section 2.14 Availability of Types of Borrowings; Adequacy of Interest Rate; Benchmark Replacement. (a) Availability of Term SOFR Borrowings. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 2.14(b), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that: (i) for any reason in connection with any request for a Term SOFR Borrowing or a conversion or continuation thereof, the Term SOFR Screen Rate for any requested Interest Period with respect to a proposed Term SOFR Borrowing does not adequately and fairly reflect the cost to such Lenders of funding such Loans, or (ii) the interest rate applicable to Term SOFR Borrowings for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, then the Administrative Agent shall, upon prompt notice to the Borrower and the Lenders, suspend the availability of the affected Term SOFR Borrowings or affected Interest Periods and the Borrower shall elect by prompt written notice to the Agent to either repay any affected Term SOFR Borrowing or convert any affected Term SOFR Borrowing to a Base Rate Borrowing immediately at the end of the applicable Interest Period (provided that if such notice is not received by the Administrative Agent within 3 Business Days following the Administrative Agent’s notice of suspension to the Borrower, the Agent shall convert the affected Term SOFR Borrowing to a Base Rate Borrowing immediately at the end of the applicable Interest Period). (b) Benchmark Replacement. (i) Benchmark Transition Event; Early Opt-in Election. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the Administrative Agent and the Borrower may amend this Agreement to replace the then-current

24 Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the date the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. (ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 9.01 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 2.14 (b), the Borrower may revoke any request for a Term SOFR Borrowing, or any request for the conversion or continuation of a Term SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and,

25 failing that, the Borrower will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Borrowing or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Section 2.15 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Term SOFR Rate Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Term SOFR Rate Lending Office) to make, maintain or fund its Term SOFR Rate Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Term SOFR Rate Loans, or to convert outstanding Loans into Term SOFR Rate Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Term SOFR Rate Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Term SOFR Rate Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Term SOFR Rate Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day. Section 2.16 Increased Cost and Reduced Return. (a) Increased Costs. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall (i) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board), special deposit, insurance assessment or similar requirement against Loans participated in by, assets of, deposits with or for the account of or credit extended by, any Lender (or its Applicable Lending Office), (ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any participation in any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (other than (A) Indemnified Taxes, (B) Other Taxes, (C) the imposition of, or any change in the rate of, any Taxes described in clause (i)(a) and clauses (ii) through (iv) of the definition of Indemnified Taxes in Section 2.17(a), (D) Connection Income Taxes, and (E) Taxes attributable to a Lender’s failure to comply with Section 2.17(e)) or (iii) impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the applicable interbank market any other condition affecting its Term SOFR Rate Loans, Notes, obligation to make Term SOFR Rate Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Term SOFR Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts, as determined by such Lender in good faith, as will compensate such Lender for such

26 increased cost or reduction, solely to the extent that any such additional amounts were incurred by the Lender within ninety (90) days of such demand. (b) Capital Adequacy. If any Lender shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or any Person controlling such Lender) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or any Person controlling such Lender) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or any Person controlling such Lender) for such reduction, solely to the extent that any such additional amounts were incurred by the Lender within ninety (90) days of such demand. (c) Notices. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, that will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. (d) Notwithstanding anything to the contrary herein, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” under this Article II regardless of the date enacted, adopted or issued. Section 2.17 Taxes. (a) Payments Net of Certain Taxes. Any and all payments made by the Borrower to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, excluding: (i) Taxes imposed on or measured by the net income (including branch profits or similar Taxes) of, and gross receipts, franchise or similar Taxes imposed on, any Agent or any Lender (a) by the jurisdiction (or subdivision thereof) under the laws of which such Lender or Agent is organized or in which its principal office is located or, in the case of each Lender, in which its Applicable Lending Office is located or (b) that are Other Connection Taxes, (ii) in the case of each Lender, any United States withholding Tax imposed on such payments, but only to the extent that such Lender is subject to United States withholding Tax at the time such Lender first becomes a party to this Agreement or changes its Applicable Lending Office, (iii) any backup withholding Tax imposed by the United States (or any state or locality thereof) on a Lender or Administrative Agent, and (iv) any Taxes imposed by FATCA (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Indemnified Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any

27 other Loan Document to any Lender or any Agent, (i) if the Tax represents an Indemnified Tax, the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.17(a)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, for delivery to such Lender, the original or a certified copy of a receipt evidencing payment thereof. (b) Other Taxes. In addition, the Borrower agrees to pay any and all present or future stamp or court or documentary Taxes and any other excise or property Taxes, which arise from any payment made pursuant to this Agreement, any Note or any other Loan Document or from the execution, delivery, performance, registration or enforcement of, or otherwise with respect to, this Agreement, any Note or any other Loan Document (collectively, “Other Taxes”). (c) Indemnification. The Borrower agrees to indemnify each Lender and each Agent for the full amount of Indemnified Taxes and Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.17(c)), whether or not correctly or legally asserted, paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto as certified in good faith to the Borrower by each Lender or Agent seeking indemnification pursuant to this Section 2.17(c). This indemnification shall be paid within 15 days after such Lender or Agent (as the case may be) makes demand therefor. (d) Refunds or Credits. If a Lender or Agent receives a refund, credit or other reduction from a taxation authority for any Indemnified Taxes or Other Taxes for which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall within fifteen (15) days from the date of such receipt pay over the amount of such refund, credit or other reduction to the Borrower (but only to the extent of indemnity payments made or additional amounts paid by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, credit or other reduction), net of all reasonable out-of-pocket expenses of such Lender or Agent (as the case may be) and without interest (other than interest paid by the relevant taxation authority with respect to such refund, credit or other reduction); provided, however, that the Borrower agrees to repay, upon the request of such Lender or Agent (as the case may be), the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund or credit to such taxation authority. (e) Tax Forms and Certificates. On or before the date it becomes a party to this Agreement, from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and at any time it changes its Applicable Lending Office: (i) each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent one (1) properly completed and duly executed copy of Internal Revenue Service Form W-9, or any successor form prescribed by the Internal Revenue Service, or such other documentation or information prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, as the case may be, certifying that such Lender is a United States person and is entitled to an exemption from United States backup withholding Tax or information reporting requirements; and (ii) each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent: (A) one (1) properly completed and duly executed copy of Internal Revenue Service Form W-8BEN or W-8BEN- E, or any successor form prescribed by the Internal Revenue Service, (x) certifying that such Non-U.S. Lender is entitled to the benefits under an income tax treaty to which the United States is a party which

28 exempts the Non-U.S. Lender from United States withholding Tax or reduces the rate of withholding Tax on payments of interest for the account of such Non-U.S. Lender and (y) with respect to any other applicable payments under or entered into in connection with any Loan Document, establishing an exemption from, or reduction of, United States withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) one (1) properly completed and duly executed copy of Internal Revenue Service Form W-8ECI, or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable pursuant to this Agreement and the other Loan Documents is effectively connected with the conduct of a trade or business in the United States; (C) in the case of a Non-U.S. Lender claiming the benefit of the exemption for portfolio interest under Section 871(h) or 881(c) of the Internal Revenue Code, one (1) properly completed and duly executed copy of Internal Revenue Service Form W-8BEN or W-8BEN- E, or any successor form prescribed by the Internal Revenue Service, together with a certificate to the effect that (x) such Non-U.S. Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (2) a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or (3) a “controlled foreign corporation” that is described in Section 881(c)(3)(C) of the Internal Revenue Code and is related to the Borrower within the meaning of Section 864(d)(4) of the Internal Revenue Code and (y) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Non-U.S. Lender; or (D) to the extent the Non- U.S. Lender is not the beneficial owner, one (1) properly completed and duly executed copy of Internal Revenue Service Form W-8IMY, or any successor form prescribed by the Internal Revenue Service, accompanied by an Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, W-9, and/or other certification documents from each beneficial owner, as applicable. If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete signed originals of Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY or FATCA-related documentation described above, or successor forms, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding Tax with respect to payments under this Agreement and any other Loan Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate. (f) Exclusions. The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amount to any Non-U.S. Lender, pursuant to Section 2.17(a), (b) or (c) in respect of Indemnified Taxes or Other Taxes to the extent that the obligation to indemnify or pay such additional amounts would not have arisen but for the failure of such Non-U.S. Lender to comply with the provisions of subsection (e) above. (g) Mitigation. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.17, then such Lender will use reasonable efforts (which shall include efforts to rebook the Loans held by such Lender to a new Applicable Lending Office, or through another branch or affiliate of such Lender) to change the jurisdiction of its Applicable Lending Office if, in the good

29 faith judgment of such Lender, such efforts (i) will eliminate or, if it is not possible to eliminate, reduce to the greatest extent possible any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous, in the sole determination of such Lender, to such Lender. Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to deliver to Borrower any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. (h) Confidentiality. Nothing contained in this Section shall require any Lender or any Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary). Section 2.18 Base Rate Loans Substituted for Affected Term SOFR Rate Loans. If (a) the obligation of any Lender to make or maintain, or to convert outstanding Loans to, Term SOFR Rate Loans has been suspended pursuant to Section 2.15 or (b) any Lender has demanded compensation under Section 2.16(a) with respect to its Term SOFR Rate Loans and, in any such case, the Borrower shall, by at least four Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply: (i) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Term SOFR Rate Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Term SOFR Rate Loans of the other Lenders); and (ii) after each of its Term SOFR Rate Loans has been repaid, all payments of principal that would otherwise be applied to repay such Loans shall instead be applied to repay its Base Rate Loans. If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Term SOFR Rate Loan on the first day of the next succeeding Interest Period applicable to the related Term SOFR Rate Loans of the other Lenders. ARTICLE III [RESERVED] ARTICLE IV CONDITIONS Section 4.01 Conditions to Closing. This Agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied: (a) This Agreement. The Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party) to be held

30 in escrow and to be delivered to the Borrower upon satisfaction of the other conditions set forth in this Section 4.01. (b) Notes. On or prior to the Effective Date, the Administrative Agent shall have received a duly executed Note for the account of each Lender requesting delivery of a Note pursuant to Section 2.05. (c) Officers’ Certificate. The Administrative Agent shall have received a certificate dated the Effective Date signed on behalf of the Borrower by the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of the Borrower stating that (A) on the Effective Date and after giving effect to the Loans being made on the Effective Date, no Default shall have occurred and be continuing and (B) the representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date. (d) Proceedings. On the Effective Date, the Administrative Agent shall have received (i) a certificate of the Secretary of State of the Commonwealth of Kentucky, dated as of a recent date, as to the good standing of the Borrower, (ii) a certificate of the Secretary of State of the Commonwealth of Virginia, dated as of a recent date, as to the good standing of the Borrower and (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower or other officer or individual authorized by the Board of Directors of the Borrower (each an “Authorized Signatory”) dated the Effective Date and certifying (A) that attached thereto are true, correct and complete copies of (x) the Borrower’s articles of incorporation certified by the Secretary of State of the Commonwealth of Kentucky and the Secretary of State of the Commonwealth of Virginia and (y) the bylaws of the Borrower, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and each other document delivered in connection herewith or therewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer or other Authorized Signatory of the Borrower executing the Loan Documents to which the Borrower is a party or any other document delivered in connection herewith or therewith. (e) Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received from counsel to the Borrower, opinions addressed to the Administrative Agent and each Lender, dated the Effective Date, substantially in the form of Exhibit D hereto. (f) Consents. All necessary governmental (domestic or foreign), regulatory and third party approvals, including, without limitation, the orders of the FERC (the “FERC Order”), VSCC (the “VSCC Order”) and any required approvals of the KPSC, authorizing borrowings hereunder in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of such transactions. (g) Payment of Fees. All costs, fees and expenses due to the Administrative Agent, the Lead Arranger and the Lenders accrued through the Effective Date (including all fees and expenses as otherwise agreed between the Borrower and the Administrative Agent) shall have been paid in full. (h) Counsel Fees. The Administrative Agent shall have received full payment from the Borrower of the fees and expenses of Davis Polk & Wardwell LLP described in Section 9.03 which are

31 billed through the Effective Date and which have been invoiced one Business Day prior to the Effective Date. (i) Know Your Customer. The Administrative Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and certification with respect to the Beneficial Ownership Regulation for the Borrower if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case, as has been reasonably requested in writing. Section 4.02 Conditions to All Loans. The obligation of any Lender to make any Loan on the Effective Date is subject to the satisfaction of the following conditions: (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.03; (b) the fact that, immediately before and after giving effect to such Loan, no Default shall have occurred and be continuing; and (c) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date and except for the representations in Section 5.04(c), Section 5.05 and Section 5.13, which shall be deemed only to relate to the matters referred to therein on and as of the Effective Date. Each borrowing of Loans under this Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing of Loans as to the facts specified in clauses (b) and (c) of this Section. ARTICLE V REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants that: Section 5.01 Status. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and the Commonwealth of Virginia and has the corporate authority to make and perform this Agreement and each other Loan Document to which it is a party. Section 5.02 Authority; No Conflict. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party have been duly authorized by all necessary corporate action and do not violate (i) any provision of law or regulation, or any decree, order, writ or judgment, (ii) any provision of its articles of incorporation or bylaws, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which the Borrower is a party. Section 5.03 Legality; Etc. This Agreement and each other Loan Document (other than the Notes) to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, and the Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their terms except to the extent limited by (a) bankruptcy, insolvency, fraudulent conveyance or

32 reorganization laws or by other similar laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (b) any applicable public policy on enforceability of provisions relating to contribution and indemnification. Section 5.04 Financial Condition. (a) Audited Financial Statements. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2021 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Administrative Agent and the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. (b) [Intentionally Omitted]. (c) Material Adverse Change. Since December 31, 2021 there has been no change in the business, assets, financial condition or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, that would materially and adversely affect the Borrower’s ability to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. Section 5.05 Litigation. Except as disclosed in or contemplated by the financial statements referenced in Section 5.04(a) above, or in any subsequent report of the Borrower filed with the SEC on a Form 10-K, 10-Q or 8-K Report, or otherwise furnished in writing to the Administrative Agent and each Lender, no litigation, arbitration or administrative proceeding against the Borrower is pending or, to the Borrower’s knowledge, threatened, which would reasonably be expected to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Borrower, threatened which questions the validity of this Agreement or the other Loan Documents to which it is a party. Section 5.06 No Violation. No part of the proceeds of the borrowings by hereunder will be used, directly or indirectly by the Borrower for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulations U or X of said Board of Governors. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such “margin stock”. Section 5.07 ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Material Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Material Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Material Plan, (ii) failed to make any contribution or payment to any Material Plan, or made any amendment to any Material Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Section 5.08 Governmental Approvals. No authorization, consent or approval from any Governmental Authority is required for the execution, delivery and performance by the Borrower of this

33 Agreement, the Notes and the other Loan Documents to which it is a party and except such authorizations, consents and approvals, including, without limitation, the FERC Order and VSCC Order, as shall have been obtained prior to the Effective Date and shall be in full force and effect. Section 5.09 Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or required to register as an investment company under such Act. Section 5.10 Tax Returns and Payments. The Borrower has filed or caused to be filed all Federal, state, local and foreign income tax returns required to have been filed by it and has paid or caused to be paid all income taxes shown to be due on such returns except income taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP or that would not reasonably be expected to have a Material Adverse Effect. Section 5.11 Compliance with Laws. (a) To the knowledge of the Borrower, the Borrower is in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (i) such compliance is being contested in good faith by appropriate proceedings or (ii) non-compliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations under this Agreement, the Notes or any other Loan Document to which it is a party. Section 5.12 No Default. No Default has occurred and is continuing. Section 5.13 Environmental Matters. (a) Except (x) as disclosed in or contemplated by the financial statements referenced in Section 5.04(a) above, or in any subsequent report of the Borrower filed with the SEC on a Form 10-K, 10-Q or 8- K Report, or otherwise furnished in writing to the Administrative Agent and each Lender, or (y) to the extent that the liabilities of the Borrower and its Subsidiaries, taken as a whole, that relate to or could reasonably be expected to result from the matters referred to in clauses (i) through (iii) below of this Section 5.13(a), inclusive, would not reasonably be expected to result in a Material Adverse Effect: (i) no notice, notification, citation, summons, complaint or order has been received by the Borrower or any of its Subsidiaries, no penalty has been assessed nor is any investigation or review pending or, to the Borrower’s or any of its Subsidiaries’ knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by or liability of the Borrower or any of its Subsidiaries of or under any Environmental Law, (B) alleged failure by the Borrower or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, storage, treatment, disposal, transportation or release of Hazardous Substances; (ii) to the Borrower’s or any of its Subsidiaries’ knowledge, no Hazardous Substance has been released (and no written notification of such release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries; and

34 (iii) no property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries or, to the Borrower’s or any of its Subsidiaries’ knowledge, any property to which the Borrower or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower’s or any of its Subsidiaries’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up. (b) Except as disclosed in or contemplated by the financial statements referenced in Section 5.04(a) above, or in any subsequent report of the Borrower filed with the SEC on a Form 10-K, 10- Q or 8-K Report, or otherwise furnished in writing to the Administrative Agent and each Lender, to the Borrower’s or any of its Subsidiaries’ knowledge, there are no Environmental Liabilities that have resulted or could reasonably be expected to result in a Material Adverse Effect. (c) For purposes of this Section 5.13, the terms “the Borrower” and “Subsidiary” shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower or any of its Subsidiaries from the time such business or business entity became a Subsidiary of PPL Corporation, a Pennsylvania corporation.. Section 5.14 OFAC. None of the Borrower, any Subsidiary of the Borrower, nor, to the knowledge of the Borrower, any director, officer, or Affiliate of the Borrower or any of its Subsidiaries: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Persons or in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any Loan will not be used, directly or indirectly, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. Section 5.15 Anti-Corruption. None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or other person acting on behalf of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law; and the Borrower has instituted and maintains policies and procedures designed to ensure continued compliance therewith. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA or any other applicable anti-corruption law. ARTICLE VI COVENANTS The Borrower agrees that so long as any Lender has any Commitment hereunder or any amount payable hereunder or under any Note or other Loan Document remains unpaid: Section 6.01 Information. The Borrower will deliver or cause to be delivered to each of the Lenders (it being understood that the posting of the information required in clauses (a), (b) and (f) of this Section 6.01 on the Borrower’s website or PPL Corporation’s website (http://www.pplweb.com) or making such information available on IntraLinks, SyndTrak (or similar service) shall be deemed to be effective delivery to the Lenders):

35 (a) Annual Financial Statements. Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Borrower is not a Public Reporting Company, within one hundred and five (105) days after the end of each fiscal year of the Borrower), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis. (b) Quarterly Financial Statements. Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Borrower is not a Public Reporting Company, within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of the Borrower)), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such fiscal quarter, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by any vice president, the treasurer or the controller of the Borrower. (c) Officer’s Certificate. Simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of the chief accounting officer, controller or Authorized Signatory of the Borrower, (i) setting forth in reasonable detail the calculations required to establish compliance with the requirements of Section 6.09 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto. (d) Default. Forthwith upon acquiring knowledge of the occurrence of any (i) Default or (ii) Event of Default, in either case a certificate of a vice president, the treasurer or other Authorized Signatory of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto. (e) Change in Borrower’s Ratings. Promptly, upon the chief executive officer, the president, any vice president or any senior financial officer of the Borrower obtaining knowledge of any change in a Borrower’s Rating, a notice of such Borrower’s Rating in effect after giving effect to such change. (f) Securities Laws Filing. To the extent the Borrower is a Public Reporting Company, promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC, a copy of any Form 10-K Report to the SEC and a copy of any Form 10-Q Report to the SEC, and promptly upon the filing thereof, any other filings with the SEC. (g) ERISA Matters. If and when any member of the ERISA Group: (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives, with respect to any Material Plan that is a Multiemployer Plan, notice of any complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in critical status, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Material Plan, a copy of such

36 notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Material Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a copy of such notice, and in each case a certificate of the chief accounting officer or controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take. (h) Other Information. From time to time such additional financial or other information regarding the financial condition, results of operations, properties, assets or business of the Borrower or any of its Subsidiaries as any Lender may reasonably request, and to the extent the Borrower is a “legal entity customer” under the Beneficial Ownership Regulation, such certifications as to its beneficial ownership as any Lender shall reasonably request to enable such Lender to comply with the Beneficial Ownership Regulation. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non- public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined below), they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting (subject to Section 9.12) on a portion of the Platform not designated “Public Investor.” “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 6.02 Maintenance of Property; Insurance. (a) Maintenance of Properties. The Borrower will keep all property useful and necessary in its businesses in good working order and condition, subject to ordinary wear and tear, unless the Borrower determines in good faith that the continued maintenance of any of such properties is no longer economically

37 desirable and so long as the failure to so maintain such properties would not reasonably be expected to have a Material Adverse Effect. (b) Insurance. The Borrower will maintain, or cause to be maintained, insurance with financially sound (determined in the reasonable judgment of the Borrower) and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower operates. Section 6.03 Conduct of Business and Maintenance of Existence. The Borrower will (a) continue to engage in businesses of the same general type as now conducted by the Borrower and its Subsidiaries and businesses related thereto or arising out of such businesses, except to the extent that the failure to maintain any existing business would not have a Material Adverse Effect and (b) except as otherwise permitted in Section 6.07, preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate (or other entity) existence and their respective rights, privileges and franchises necessary or material to the normal conduct of business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 6.04 Compliance with Laws, Etc. The Borrower will comply with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or (b) noncompliance could not reasonably be expected to have a Material Adverse Effect. Section 6.05 Books and Records. The Borrower (a) will keep, and, will cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP and (b) will permit representatives of the Administrative Agent and each of the Lenders to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, any employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided, that, the rights created in this Section 6.05 to “visit”, “inspect”, “discuss” and copy shall not extend to any matters which the Borrower deems, in good faith, to be confidential, unless the Administrative Agent and any such Lender agree in writing to keep such matters confidential. Section 6.06 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used for general corporate purposes of the Borrower and its Subsidiaries, including for working capital purposes and for making investments in or loans to Subsidiaries. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock within the meaning of Regulation U. The proceeds of any Loan will not be used, directly or indirectly, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. Section 6.07 Merger or Consolidation. The Borrower will not merge with or into or consolidate with or into any other corporation or entity, unless (a) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default, (b) the surviving or resulting Person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Borrower under this Agreement, (c) substantially all of the consolidated assets and consolidated revenues of the surviving or resulting Person, as the case may be, are anticipated to come from the utility or energy businesses and (d) the senior long-term debt ratings from both Rating Agencies of the surviving or resulting Person, as the case may be, immediately following the merger or consolidation is equal to or greater than the senior long-

38 term debt ratings from both Rating Agencies of the Borrower immediately preceding the announcement of such consolidation or merger. Section 6.08 Asset Sales. Except for the sale of assets required to be sold to conform with governmental requirements, the Borrower shall not consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 25% of the total assets of the Borrower and its Consolidated Subsidiaries as of the beginning of the Borrower’s most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above: (a) if any such Asset Sale is in the ordinary course of business of the Borrower; (b) if the assets subject to any such Asset Sale are worn out or are no longer useful or necessary in connection with the operation of the businesses of the Borrower; (c) if the assets subject to any such Asset Sale are being transferred to a Wholly Owned Subsidiary of the Borrower; (d) if the proceeds from any such Asset Sale (i) are, within twelve (12) months of such Asset Sale, invested or reinvested by the Borrower in a Permitted Business, (ii) are used by the Borrower to repay Debt of the Borrower, or (iii) are retained by the Borrower; or (e) if, prior to any such Asset Sale, both Rating Agencies confirm the then-current Borrower’s Ratings after giving effect to any such Asset Sale. Section 6.09 Consolidated Debt to Consolidated Capitalization Ratio. The ratio of Consolidated Debt of the Borrower to Consolidated Capitalization of the Borrower shall not exceed 70%, measured as of the end of each fiscal quarter. ARTICLE VII DEFAULTS Section 7.01 Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing: (a) the Borrower shall fail to pay when due any principal on any Loans; or (b) the Borrower shall fail to pay when due any interest on the Loans, any fee or any other amount payable hereunder or under any other Loan Document for five (5) days following the date such payment becomes due hereunder; or (c) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.05(b), 6.06, 6.07, 6.08 or 6.09; or (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 6.01(d)(i) for 30 days after any such failure or in Section 6.01(d)(ii) for ten (10) days after any such failure; or (e) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clauses (a), (b), (c) or (d) above) for thirty (30) days after written notice thereof has been given to the defaulting party by the Administrative Agent, or at the request of the Required Lenders; or (f) any representation, warranty or certification made by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

39 (g) the Borrower shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Debt beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Debt beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become due prior to its stated maturity; or (h) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (i) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the Bankruptcy Code; or (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; or (k) the Borrower shall fail within sixty (60) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, entered against the Borrower that is not stayed on appeal or otherwise being appropriately contested in good faith; or (l) a Change of Control shall have occurred; then, and in every such event, while such event is continuing, the Administrative Agent may, if requested by the Required Lenders, by notice to the Borrower declare the Loans (together with accrued interest and accrued and unpaid fees thereon and all other amounts due hereunder) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, in the case of any Default or any Event of Default specified in Section 7.01(h) or 7.01(i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or any Lender, the Commitments shall thereupon terminate and the Loans (together with accrued interest and accrued and unpaid fees thereon and all other amounts due hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

40 ARTICLE VIII THE AGENTS Section 8.01 Appointment and Authorization. Each Lender hereby irrevocably designates and appoints the Administrative Agent to act as specified herein and in the other Loan Documents and to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article VIII. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and Lenders, and no other Person shall have any rights as a third party beneficiary of any of the provisions hereof. For the sake of clarity, the Lenders hereby agree that no Agent other than the Administrative Agent shall have, in such capacity, any duties or powers with respect to this Agreement or the other Loan Documents. Section 8.02 Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Affiliates as though the Administrative Agent were not an Agent. With respect to the Loans made by it and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Required Lenders”, “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity. Section 8.03 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys- in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.07. Section 8.04 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders, or all of the Lenders, if applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, if applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

41 Section 8.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. Section 8.06 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that no Agent or officer, director, employee, agent, attorney-in-fact or affiliate of any Agent has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender acknowledges to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower. No Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. Section 8.07 Exculpatory Provisions. The Administrative Agent shall not, and no officers, directors, employees, agents, attorneys-in-fact or affiliates of the Administrative Agent, shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document (except for its own gross negligence, willful misconduct or bad faith) or (ii) be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its officers contained in this Agreement, in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower or any of its officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made by any other Person herein or therein or made by any other Person in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default.

42 Section 8.08 Indemnification. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 9.03(a), (b) or (c) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Lenders severally agree to indemnify the Administrative Agent, in its capacity as such, and hold the Administrative Agent, in its capacity as such, harmless ratably according to their respective Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the full payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated hereby or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses or disbursements resulting from the gross negligence, willful misconduct or bad faith of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the reasonable opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreement in this Section 8.08 shall survive the payment of all Loans, fees and other obligations of the Borrower arising hereunder. Section 8.09 Resignation; Successors. The Administrative Agent may resign as Administrative Agent upon twenty (20) days’ notice to the Lenders. Upon the resignation of the Administrative Agent, the Required Lenders shall have the right to appoint from among the Lenders a successor to the Administrative Agent, subject to prior approval by the Borrower (so long as no Event of Default exists) (such approval not to be unreasonably withheld), whereupon such successor Administrative Agent shall succeed to and become vested with all the rights, powers and duties of the retiring Administrative Agent, and the term “Administrative Agent” shall include such successor Administrative Agent effective upon its appointment, and the retiring Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any other Loan Document. If no successor shall have been appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may at its election give notice to the Lenders and the Borrower of the immediate effectiveness of its resignation and such resignation shall thereupon become effective and the Lenders collectively shall perform all of the duties of the Administrative Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement or any other Loan Document Section 8.10 [Reserved]. Section 8.11 Erroneous Payments. (a) Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such

43 Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence. (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause (or with respect to the Borrower, use commercially reasonable efforts to cause) any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other

44 consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.06 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person. (e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in the case of each of clauses (x), (y) and (z), to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Obligations. (f) Each party’s obligations under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. (g) Nothing in this Section 8.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment. ARTICLE IX MISCELLANEOUS Section 9.01 Notices. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages) or by telephone subsequently confirmed in writing; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article in electronic format. Any notice shall have been duly given and shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified or registered mail, return receipt requested, or posting on an internet web page, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, or telecopy (provided, however, that if any notice or other communication sent by electronic mail, posting on an internet webpage or telecopy is received by a recipient after such recipient’s normal business hours, such notice or other communication shall be deemed received upon the opening of such recipient’s next Business Day), (ii) on the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service or (iii) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers, in the case of the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders,

45 set forth on signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto: if to the Borrower: Kentucky Utilities Company One Quality Street Lexington, Kentucky 40507 Attention: Law Department Telephone: 502-627-3450 Facsimile: 502-627-3367 with a copy to: PPL Services Corporation Two North Ninth Street (GENTW4) Allentown, Pennsylvania 18101-1179 Attention: W. Eric Marr, Esq. Telephone: 610-774-7445 Facsimile: 610-774-6726 with a copy to: PPL Services Corporation Two North Ninth Street (GENTW14) Allentown, Pennsylvania 18101-1179 Attention: Tadd J. Henninger Telephone: 610-774-5151 Facsimile: 610-774-2658 if to the Administrative Agent: U.S. Bank National Association 1095 Avenue of the Americas, 15th Floor New York, NY 10036 Attention: Johnny Hon Email: johnny.hon@usbank.com Telephone: 917.326.3944 Cc: agencyserviceslcmshared@usbank.com with a copy to: 214 N. Tryon Street, 35th Floor Charlotte, NC 28202-1078 Attention: James O’Shaughnessy Email: james.oshaughnessy@usbank.com Telephone: 917.326.3924 with a copy to: Davis Polk & Wardwell LLP

46 450 Lexington Avenue New York, New York 10017 Attention: Jason Kyrwood Telephone: 212-450-4653 Facsimile: 212-450-5425 Section 9.02 No Waivers; Non-Exclusive Remedies. No failure by any Agent or any Lender to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law. Section 9.03 Expenses; Indemnification. (a) Expenses. The Borrower shall pay (i) all out-of-pocket expenses of the Agents, including legal fees and disbursements of Davis Polk & Wardwell LLP and any other local counsel retained by the Administrative Agent, in its reasonable discretion, in connection with the preparation, execution, delivery and administration of the Loan Documents, the syndication efforts of the Agents with respect thereto, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) all reasonable out-of-pocket expenses incurred by the Agents and each Lender, including (without duplication) the fees and disbursements of outside counsel, in connection with any restructuring, workout, collection, bankruptcy, insolvency and other enforcement proceedings in connection with the enforcement and protection of its rights; provided, that the Borrower shall not be liable for any legal fees or disbursements of any counsel for the Agents and the Lenders other than Davis Polk & Wardwell LLP associated with the preparation, execution and delivery of this Agreement and the closing documents contemplated hereby. (b) Indemnity in Respect of Loan Documents. The Borrower agrees to indemnify the Agents and each Lender, their respective Affiliates and the respective directors, officers, trustees, agents, employees, trustees and advisors of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and any civil penalties or fines assessed by OFAC), which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (by any third party, by the Borrower or any Subsidiary of the Borrower) in any way relating to or arising out of this Agreement, any other Loan Document or any documents contemplated hereby or referred to herein or any actual or proposed use of proceeds of Loans hereunder; provided, that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order. (c) Indemnity in Respect of Environmental Liabilities. The Borrower agrees to indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses or disbursements of any kind whatsoever (including, without limitation, reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in

47 respect of or in connection with any actual or alleged presence or release of Hazardous Substances on or from any property now or previously owned or operated by the Borrower or any of its Subsidiaries or any predecessor of the Borrower or any of its Subsidiaries or any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights of contribution or any other rights of recovery with respect to liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses and disbursements in respect of or in connection with Environmental Liabilities that it might have by statute or otherwise against any Indemnitee. (d) Waiver of Damages. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that nothing in this Section 9.03(d) shall relieve any Lender from its obligations under Section 9.12. Section 9.04 Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made or Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan and Note made or held by such other Lender, except as otherwise expressly contemplated by this Agreement, the Lender receiving such proportionately greater payment shall purchase such participations in the Loan made or Notes held by the other Lenders, and such other adjustments shall be made, in each case as may be required so that all such payments of principal and interest with respect to the Loan made or Notes made or held by the Lenders shall be shared by the Lenders pro rata; provided, that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have for payment of indebtedness of the Borrower other than its indebtedness hereunder. Section 9.05 Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided, that no such amendment or waiver shall, (a) unless signed by each Lender adversely affected thereby, (i) extend or increase the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of mandatory reductions in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender as in effect at any time shall not constitute an increase in such Commitment), (ii) reduce the principal of or rate of interest on any Loan (except in connection with a waiver of applicability of any post- default increase in interest rates) or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of interest on any Loan or any interest thereon or any fees hereunder or for any scheduled reduction or termination of any Commitment, (iv) postpone or change the date fixed for any scheduled payment of principal of any Loan, (v) change any provision hereof in a manner that would alter the pro rata funding of Loans required by Section 2.04(b), the pro rata sharing of payments required by Sections 2.11(a) or 9.04 or (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers or (b) unless signed by each Lender, change the definition of Required Lender or this Section 9.05 or Section 9.06(a).

48 Section 9.06 Successors and Assigns. (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Lenders, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to Section 6.07 of this Agreement. (b) Participations. Any Lender may at any time grant to one or more banks or other financial institutions or special purpose funding vehicle (each a “Participant”) participating interests in its Commitments and/or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement which would (i) extend the Maturity Date, reduce the rate or extend the time of payment of principal, interest or fees on any Loan in which such Participant is participating (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof) or (ii) allow the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, without the consent of the Participant, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to Section 6.07 of this Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article II with respect to its participating interest to the same extent as if it were a Lender, subject to the same limitations, and in no case shall any Participant be entitled to receive any amount payable pursuant to Article II that is greater than the amount the Lender granting such Participant’s participating interest would have been entitled to receive had such Lender not sold such participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (solely for tax purposes) on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such interest in the Loan or other obligation under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (c) Assignments Generally. Any Lender may at any time assign to one or more Eligible Assignees (each, an “Assignee”) all, or a proportionate part (equivalent to an initial amount of not less than $5,000,000 or any larger integral multiple of $1,000,000), of its rights and obligations under this Agreement

49 and the Notes with respect to its Loans and, if still in existence, its Commitment, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C attached hereto executed by such Assignee and such transferor, with (and subject to) the consent of the Borrower, which shall not be unreasonably withheld or delayed and the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided, that if an Assignee is an Approved Fund or Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent of the Borrower or the Administrative Agent shall be required; provided, further, that if at the time of such assignment a Default or an Event of Default has occurred and is continuing, no such consent of the Borrower shall be required; provided, further, that the provisions of Sections 2.12, 2.16, 2.17 and 9.03 of this Agreement shall inure to the benefit of a transferor with respect to any Loans made or any other actions taken by such transferor while it was a Lender. Upon execution and delivery of such instrument and payment by such Assignee to such transferor of an amount equal to the purchase price agreed between such transferor and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment, if any, as set forth in such instrument of assumption, and the transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such administrative fee in the case of any assignment. Each Assignee shall, on or before the effective date of such assignment, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Taxes in accordance with Section 2.17(e). (d) Assignments to Federal Reserve Banks. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Note to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 9.06(e), to (i) maintain a register (the “Register”) on which the Administrative Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to (ii) retain a copy of each Assignment and Assumption Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and any Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this Section 9.06(e), otherwise complies with Section 9.06, and prior to such recordation all amounts owing to the transferring Lender with respect to such Commitments, Loans and Notes shall remain owing to the transferring Lender. The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement and payment of the administrative fee referred to in Section 9.06(c). The Register shall be available for inspection by the Borrower at any reasonable time and

50 from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register. The Borrower may not replace any Lender pursuant to Section 2.08(b), unless, with respect to any Notes held by such Lender, the requirements of Section 9.06(c) and this Section 9.06(e) have been satisfied. Section 9.07 Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the internal laws of the State of New York. The Borrower hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City, borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum. Section 9.08 Counterparts; Integration; Effectiveness. This Agreement shall become effective on the Effective Date. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. On and after the Effective Date, this Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument,

51 defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. Section 9.09 Generally Accepted Accounting Principles. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries most recently delivered to the Lenders; provided, that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Section 9.10 Usage. The following rules of construction and usage shall be applicable to this Agreement and to any instrument or agreement that is governed by or referred to in this Agreement. (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby or referred to herein and in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein. (b) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or in any instrument or agreement governed here shall be construed to refer to this Agreement or such instrument or agreement, as applicable, in its entirety and not to any particular provision or subdivision hereof or thereof. (c) References in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, this Agreement unless the context otherwise requires; references in any instrument or agreement governed by or referred to in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, such instrument or agreement unless the context otherwise requires. (d) The definitions contained in this Agreement shall apply equally to the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The term “including” shall be construed to have the same meaning as the phrase “including without limitation”. (e) Unless the context otherwise requires, any definition of or reference to any agreement, instrument, statute or document contained in this Agreement or in any agreement or instrument that is governed by or referred to in this Agreement shall be construed (i) as referring to such agreement, instrument, statute or document as the same may be amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or in any agreement or instrument governed by or referred to in this Agreement), including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (ii) to include (in the case of agreements or instruments) references to

52 all attachments thereto and instruments incorporated therein. Any reference to any Person shall be construed to include such Person’s successors and permitted assigns. (f) Unless the context otherwise requires, whenever any statement is qualified by “to the best knowledge of” or “known to” (or a similar phrase) any Person that is not a natural person, it is intended to indicate that the senior management of such Person has conducted a commercially reasonable inquiry and investigation prior to making such statement and no member of the senior management of such Person (including managers, in the case of limited liability companies, and general partners, in the case of partnerships) has current actual knowledge of the inaccuracy of such statement. (g) Unless otherwise specified, all references herein to times of day shall constitute references to New York City time. Section 9.11 WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 9.12 Confidentiality. Each Lender agrees to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender or to any Agent, (ii) to any other Person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) to the extent requested by, or required to be disclosed to, any rating agency or regulatory agency or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) which had been publicly disclosed other than as a result of a disclosure by any Agent or any Lender prohibited by this Agreement, (vi) in connection with any litigation to which any Agent, any Lender or any of their respective Subsidiaries or Affiliates may be party, (vii) to the extent necessary in connection with the exercise of any remedy hereunder, (viii) to such Lender’s or Agent’s Affiliates and their respective directors, officers, employees, service providers and agents including legal counsel and independent auditors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ix) with the consent of the Borrower, (x) to Gold Sheets and other similar bank trade publications, such information to consist solely of deal terms and other information customarily found in such publications and (xi) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee or to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower’s Obligations hereunder. Notwithstanding the foregoing, any Agent, any Lender or Davis Polk & Wardwell LLP may circulate promotional materials and place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web, in each case, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or other release limited to describing the names of the Borrower or its Affiliates, or any of them, and the amount, type and closing date of such transactions, all at their sole expense. Section 9.13 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance

53 with the Patriot Act and, to the extent the Borrower is a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Regulation. Section 9.14 No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its Affiliates and/or their respective stockholders (collectively, solely for purposes of this paragraph, the “Borrower Parties”). The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty (other than any implied duty of good faith) between any Lender Party, on the one hand, and any Borrower Party, on the other. The Lender Parties acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other and (b) in connection therewith and with the process leading thereto, (i) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower Party on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower Party. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower Party, in connection with such transaction or the process leading thereto. Section 9.15 Acknowledgment and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 9.16 Survival. Sections 2.12, 2.16, 2.17 and 9.03 shall survive the Maturity Date for the benefit of each Agent and each Lender, as applicable.

54 Section 9.17 [Reserved]. Section 9.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender. Section 9.19 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 9.20 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

55 (b) As used in this Section 9.21, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). [Signature Pages to Follow]

[Signature Page to KU Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BORROWER: KENTUCKY UTILITIES COMPANY By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Authorized Signatory

[Signature Page to KU Credit Agreement] U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and Lender By:/s/ Joe Horrigan Name: Joe Horrigan Title: Managing Director

[Signature Page to KU Credit Agreement] PNC BANK, NATIONAL ASSOCIATION, as Lender By: /s/Alex Rolfe Name: Alex Rolfe Title: Vice President

[Signature Page to KU Credit Agreement] TRUST BANK, as Lender By: /s/ Andrew Johnson Name: Andrew Johnson Title: Managing Director

Appendix A COMMITMENTS Lender Commitments U.S. Bank National Association $125,000,000.00 PNC Bank, National Association $87,500,000.00 Truist Bank $87,500,000.00 Total $300,000,000.00

EXHIBIT A-l Form of Notice of Borrowing U.S. Bank National Association, as Administrative Agent 800 Nicollet Mall Minneapolis, MN 55402 Attention: National Syndicated Lending Services Ladies and Gentlemen: This notice shall constitute a “Notice of Borrowing” pursuant to Section 2.03 of the $300,000,000 Term Loan Credit Agreement dated as of July 29, 2022 (the “Credit Agreement”) among Kentucky Utilities Company, the lending institutions party thereto from time to time and U.S. Bank National Association, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. 1. The date of the Borrowing will be _______________, _____________.1 2. The aggregate principal amount of the Borrowing will be __________. 3. The Borrowing will consist of [Base Rate] [Term SOFR Rate] Loans. 4.. The initial Interest Period for the Loans comprising such Borrowing shall be __________________.2 [Insert appropriate delivery instructions, which shall include bank and account number]. 1 Must be a Business Day. 2 Applicable for Term SOFR Rate Loans only. Insert “one month”, “three months” or “six months” (subject to the provisions of the definition of “Interest Period”).

A-1-2 KENTUCKY UTILITIES COMPANY By: Name: Title:

A-2-1 EXHIBIT A-2 Form of Notice of Conversion/Continuation ______________, ____ U.S. Bank National Association, as Administrative Agent 800 Nicollet Mall Minneapolis, MN 55402 Attention: National Syndicated Lending Services Ladies and Gentlemen: This notice shall constitute a “Notice of Conversion/Continuation” pursuant to Section 2.06(d)(ii) of the $300,000,000 Term Loan Credit Agreement dated as of July 29, 2022 (the “Credit Agreement”) among Kentucky Utilities Company, the lending institutions party thereto from time to time and U.S. Bank National Association, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. 1. The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Term SOFR Rate Loans currently outstanding having an Interest Period of ___ months and ending on the Election Date specified below]. 2. The date on which the conversion/continuation selected hereby is to be effective is __________, ___________(the “Election Date”).3 3. The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $_________________.4 4. [The Group of Loans (or portion thereof) which are to be converted will bear interest based upon the [Base Rate] [Adjusted Term SOFR Rate].] [The Group of Loans (or portion thereof) which are to be continued will bear interest based upon the [Base Rate][Adjusted Term SOFR Rate].] 5. The Interest Period for such Loans will be _______________.5 KENTUCKY UTILITIES COMPANY By: 3 Must be a Business Day. 4 May apply to a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger integral multiple of $1,000,000. 5 Applicable only in the case of a conversion to, or a continuation of, Term SOFR Rate Loans. Insert “one month”, “three months” or “six months” (subject to the provisions of the definition of “Interest Period”).

A-2-2 Name: Title:

B-1 EXHIBIT B Form of Note [ ], 20__ FOR VALUE RECEIVED, the undersigned, KENTUCKY UTILITIES COMPANY, a Kentucky corporation and Virginia corporation (the “Borrower”), promises to pay to the order of _________________ (hereinafter, together with its successors and assigns, called the “Holder”), at the Administrative Agent’s Office or such other place as the Holder may designate in writing to the Borrower, the principal sum of ____________________ AND _______/100s DOLLARS ($______________), or, if less, the principal amount of all Loans advanced by the Holder to the Borrower pursuant to the Credit Agreement (as defined below), plus interest as hereinafter provided. Such Loans may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of the Borrower’s obligation to repay unpaid principal and interest hereunder. All capitalized terms used herein shall have the meanings ascribed to them in that certain $300,000,000 Term Loan Credit Agreement dated as of July 29, 2022 (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”) by and among the Borrower, the lenders party thereto (collectively, the “Lenders”) and U.S. Bank National Association, as administrative agent (the “Administrative Agent”) for itself and on behalf of the Lenders, except to the extent such capitalized terms are otherwise defined or limited herein. The Borrower shall repay principal outstanding hereunder from time to time, as necessary, in order to comply with the Credit Agreement. All amounts paid by the Borrower shall be applied to the Obligations in such order of application as provided in the Credit Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable on the maturity date provided in the Credit Agreement, or such earlier date as payment of the Loans shall be due, whether by acceleration or otherwise. The Borrower shall be entitled to borrow, repay, continue and convert the Holder’s Loans (or portions thereof) hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Loan may be made as provided in the Credit Agreement. The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article II of the Credit Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by law, overdue interest, shall bear interest payable on DEMAND at the default rate as provided in the Credit Agreement. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

B-2 All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser or any other Person or entity, hereby waive presentment for payment, demand, notice of non- payment or dishonor, protest and notice of protest. No delay or omission on the part of the Holder or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Holder, the Administrative Agent or the Lenders collectively, or any of them, in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Holder or any holder hereof, nor shall any waiver by the Holder, the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion. The Borrower promises to pay all reasonable costs of collection, including reasonable attorneys’ fees, should this Note be collected by or through an attorney-at-law or under advice therefrom. This Note evidences the Holder’s Loans (or portion thereof) under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment. This Note shall be governed by and construed in accordance with the internal laws of the State of New York. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

B-3 IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representatives as of the day and year first above written. KENTUCKY UTILITIES COMPANY By: Name: Title: By: Name: Title:

B-4 LOANS AND PAYMENTS OF PRINCIPAL Date Amount of Loan Type Amount of Principal Repaid Notation Made By

C-1 EXHIBIT C Form of Assignment and Assumption Agreement This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]6 Assignor identified on the Schedules hereto as “Assignor” [or “Assignors” (collectively, the “Assignors” and each] an “Assignor”) and [the] [each]7 Assignee identified on the Schedules hereto as “Assignee” or “Assignees” (collectively, the “Assignees” and each an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]8 hereunder are several and not joint.]9 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor. 1. Assignor: See Schedule attached hereto 2. Assignee: See Schedule attached hereto 6 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. 7 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 8 Select as appropriate. 9 Include bracketed language if there are either multiple Assignors or multiple Assignees.

C-2 3. Borrower: Kentucky Utilities Company 4. Administrative Agent: U.S. Bank National Association, as the administrative agent under the Credit Agreement 5. Credit Agreement: The $300,000,000 Term Loan Credit Agreement dated as of July 29, 2022 (the “Credit Agreement”) among Kentucky Utilities Company, the lending institutions party thereto and U.S. Bank National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified) 6. Assigned Interest: See Schedule attached hereto [7. Trade Date: ______________________]10 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

C-3 Effective Date: _____________, 20____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: ________________________________________ Title: ASSIGNEE See Schedule attached hereto

C-4 [Consented to and]11 Accepted: U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent By Title: [Consented to:]12 KENTUCKY UTILITIES COMPANY By __________________________________ Title: 11 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. 12 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

C-5 SCHEDULE To Assignment and Assumption By its execution of this Schedule, the Assignee(s) agree(s) to the terms set forth in the attached Assignment and Assumption. Assigned Interests: Aggregate Amount of Commitment/ Loans for all Lenders13 Amount of Commitment/ Loans Assigned14 Percentage Assigned of Commitment/ Loans15 CUSIP Number $ $ % [NAME OF ASSIGNEE]16 [and is an Affiliate of [identify Lender]]17 13 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 14 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 15 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 16 Add additional signature blocks, as needed. 17 Select as applicable.

C-6 ANNEX 1 to Assignment and Assumption TERM LOAN CREDIT AGREEMENT DATED AS OF JULY 29, 2022 BY AND AMONG KENTUCKY UTILITIES COMPANY, AS BORROWER, THE LENDERS PARTY THERETO AND U.S. BANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [the relevant] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one

C-7 instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the internal laws of the State of New York. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in this Assignment and Assumption hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.

EXHIBIT D Forms of Opinions of Counsel for the Borrower [see attached]